UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A INFORMATION

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Mueller Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200

___________________

Notice of Annual Meeting of
Stockholders to be Held
April 29, 2004

To the Stockholders of
Mueller Industries, Inc.

The Annual Meeting of Stockholders of Mueller Industries, Inc. (the “Company”), will be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 on Thursday, April 29, 2004, at 10:00 A.M. local time, for the following purposes:

1.	To elect six directors, each to serve until the next annual meeting of stockholders (tentatively scheduled for April 28, 2005) or until his successor is elected and qualified;

2.	To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 25, 2004; and

3.	To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

Only stockholders of record at the close of business on March 8, 2004, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company’s corporate headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

William H. Hensley
Corporate Secretary

March 24, 2004

TABLE OF CONTENTS

SOLICITATION OF PROXIES	1
VOTING SECURITIES	2
PRINCIPAL STOCKHOLDERS	2
ELECTION OF DIRECTORS	3
OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES	3
Meetings and Committees of the Board of Directors	6
Director Compensation	7
Board of Directors’ Affiliations	7
CORPORATE GOVERNANCE	8
Director Independence	8
Independent Directors	9
Audit Committee	9
Compensation Committee	9
Nominating and Corporate Governance Committee	10
Corporate Governance Guidelines	11
Code of Business Conduct and Ethics	11
Directors’ Attendance at Annual Meetings of Stockholders	11
Communication With the Board of Directors	12
EXECUTIVE COMPENSATION	12
Summary Compensation Table	12
Option Grants During 2003 Fiscal Year	13
Option Exercises During 2003 Fiscal Year and Fiscal Year End Option Values	14
Employment Contracts and Termination of Employment Arrangements	14
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	18
PERFORMANCE GRAPH	19
APPOINTMENT OF AUDITORS	20
STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER PROPOSALS FOR 2005 ANNUAL MEETING	20
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING	21
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING	21
OTHER INFORMATION	22
APPENDIX A – Audit Committee Charter	A-1
APPENDIX B – Compensation Committee Charter	B-1
APPENDIX C – Nominating and Corporate Governance Committee Charter	C-1
APPENDIX D – Corporate Governance Guidelines	D-1
APPENDIX E – Code of Business Conduct and Ethics	E-1

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200
_________________

PROXY STATEMENT

Annual Meeting of Stockholders
April 29, 2004

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Mueller Industries, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, on Thursday, April 29, 2004, at 10:00 A.M. local time, or at any adjournment(s) thereof.

This Proxy Statement, together with the Company’s Annual Report for the fiscal year ended December 27, 2003, is first being mailed on or about March 24, 2004.

When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder’s directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted in favor of the proposals set forth thereon and for the nominees named herein. The discretion granted in the accompanying proxy card includes the authority to vote on all additional matters properly coming before the Annual Meeting as the persons named in the proxy deem appropriate. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Annual Meeting or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share (“Common Stock”), outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING SECURITIES

The Company had 34,956,564 shares of Common Stock outstanding at the close of business on March 8, 2004, which are the only securities of the Company entitled to be voted at the Annual Meeting. The record holder of each share of Common Stock is entitled to one vote on each matter that may properly be brought before the Annual Meeting. Only stockholders of record at the close of business on March 8, 2004, will be entitled to notice of, and to vote at, the Annual Meeting. The Company’s Certificate of Incorporation and Bylaws do not provide for cumulative voting for the election of Directors.

PRINCIPAL STOCKHOLDERS

As of March 8, 2004, the following parties were known by the Company to be the “beneficial owner” of more than five percent of the Common Stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	2,446,900	(1)	7.1%	(3)
Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288-0137	2,249,562	(2)	6.6%	(3)

(1)  Information obtained from a Schedule 13G, dated February 13, 2004, filed with the Securities and Exchange Commission on behalf of Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc. and National Indemnity Company. The Schedule 13G reported ownership of 2,446,900 shares of Common Stock then outstanding. The Schedule 13G reported shared voting power and shared dispositive power over 2,446,900 shares.

(2)  Information obtained from a Schedule 13G, dated January 28, 2004, filed with the Securities and Exchange Commission on behalf of Wachovia Corporation. The Schedule 13G reported ownership of 2,249,562 shares of Common Stock then outstanding. The Schedule 13G reported sole voting power and sole dispositive power over 2,249,562 shares.

(3)  The percent of class shown was based on the shares of Common Stock reported on the Schedule 13G and the total number of shares outstanding as of December 31, 2003. The difference in the total number of shares outstanding on December 31, 2003 and March 8, 2004 does not materially affect the percentage of ownership of the class.

ELECTION OF DIRECTORS

The Board of Directors proposes to elect the following six persons at the Annual Meeting to serve (subject to the Company’s Bylaws) as directors of the Company until the next Annual Meeting (tentatively scheduled for April 28, 2005), or until the election and qualification of their successors: Gennaro J. Fulvio, Gary S. Gladstein, Terry Hermanson, Robert B. Hodes, Harvey L. Karp and William D. O’Hagan. If any such person should be unwilling or unable to serve as a director of the Company, which is not anticipated, the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

Directors are elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular director (whether as a result of a direction to withhold or a broker non-vote) will not be counted in such director’s favor.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES

The following table sets forth, as of March 8, 2004, information about the 2,857,280 shares of Common Stock (calculated based on 34,956,564 shares outstanding) beneficially owned by each of the Company’s current directors, nominees for director, executive officers and Named Officers (as defined under “Executive Compensation”). Unless otherwise indicated, all directors and nominees for director, executive officers and Named Officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth the foregoing persons’ current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies.

Principal Occupation, Employment, etc.	Common Stock Beneficially Owned as of March 8, 2004	Percent of Class
Gennaro J. Fulvio	4,000	*
Director of the Company since May 9, 2002; age 47 (1)

Gary S. Gladstein	21,400	*
Director of the Company since July 1, 2000; Director of Jos. A. Bank Clothiers, Inc. and Imergent, Inc.; age 59 (2)

Terry Hermanson	3,000	*
Director of the Company since February 13, 2003; age 61 (3)

Robert B. Hodes	29,500	*
Director of the Company since February 10, 1995;
Director of Loral Space & Communications Ltd. and K & F Industries, Inc.; age 78 (4)

Principal Occupation, Employment, etc.	Common Stock Beneficially Owned as of March 8, 2004	Percent of Class
Harvey L. Karp	1,534,000	4.39%
Chairman of the Board of Directors since October 8, 1991; Director since August 1991; age 76 (5)

William D. O’Hagan	908,136	2.60%
Chief Executive Officer of the Company since
January 1, 1994; Chief Operating Officer of the Company since June 22, 1992; President of the Company since December 1, 1992; Director of the Company since January 1993; age 62 (6)

Michael O. Fifer	—	*
Executive Vice President of the Company since June 30, 2003; age 47 (7)

Roy C. Harris	68,116	*
Vice President and Chief Information Officer of the Company since July 5, 2000; age 61 (8)

William H. Hensley	3,908	*
General Counsel of the Company since September 2, 2003; Vice President and Secretary of the Company since October 30, 2003; age 53 (9)

Kent A. McKee	96,610	*
Chief Financial Officer of the Company since April 1, 1999; Vice President of the Company since February 11, 1999; age 43 (10)

Lee R. Nyman	68,610	*
Senior Vice President-Manufacturing/Engineering of the Company since February 11, 1999; age 51 (11)

James H. Rourke	120,000	*
President-Industrial Products Division of the Company since December 27, 2003; General Manager-Rod since January 29, 2002; age 55 (12)

Executive Officers, Named Officers and Directors as a Group	2,857,280	8.17%**

*	Less than 1%

**	Includes 2,416,100 shares of Common Stock which are subject to currently exercisable stock options held by officers and directors of the Company.

(1)	Mr. Fulvio has been a member of Fulvio & Associates, LLP, Certified Public Accountants (formerly Speer & Fulvio, LLP), since 1987. The number of shares of Common Stock beneficially owned by Mr. Fulvio includes 4,000 shares of Common Stock which are subject to currently exercisable stock options.

(2)	Mr. Gladstein previously served as a director of the Company from 1990 to 1994. Mr. Gladstein is currently a Senior Consultant at Soros Fund Management. He was Chief Operating Officer at Soros Fund Management from 1985 until his retirement at the end of 1999. The number of shares of Common Stock beneficially owned by Mr. Gladstein includes 6,000 shares of Common Stock which are subject to currently exercisable stock options.

(3)	Mr. Hermanson has been the principal and President of Mr. Christmas, Inc., a wholesale merchandising company, for more than the last five years. The number of shares of Common Stock beneficially owned by Mr. Hermanson includes 2,000 shares of Common Stock which are subject to currently exercisable stock options.

(4)	Mr. Hodes is Of Counsel to the New York law firm of Willkie Farr & Gallagher LLP. The number of shares of Common Stock beneficially owned by Mr. Hodes includes (i) 2,200 shares of Common Stock owned by Mr. Hodes’ children (as to which Mr. Hodes disclaims beneficial ownership) and (ii) 10,000 shares of Common Stock which are subject to currently exercisable stock options.

(5)	The number of shares of Common Stock beneficially owned by Mr. Karp includes 1,500,000 shares of Common Stock which are subject to currently exercisable stock options.

(6)	The number of shares of Common Stock beneficially owned by Mr. O’Hagan includes (i) 660,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 28,136 shares of Common Stock owned by Mr. O’Hagan’s spouse, (iii) 191,162 shares of Common Stock held in a property trust, with Mr. O’Hagan’s daughter as trustee, and (iv) 28,838 shares of Common Stock owned by a family partnership of which Mr. O’Hagan is a general partner and in which Mr. O’Hagan or his spouse hold a 99% interest. Mr. O’Hagan disclaims beneficial ownership of the 28,136 shares of Common Stock owned by his spouse and of the 191,162 shares held in trust.

(7)	Mr. Fifer served as President, North American Operations, for Watts Water Technologies, Inc., a plumbing valve manufacturer, for more than five years prior to May 31, 2003.

(8)	Mr. Harris served (i) as Division Manager of the Company’s Standard Products Division from May 1, 1997 through July 11, 2000 and (ii) as Controller, Standard Products Division, from December 1995 to May 1, 1997. The number of shares of Common Stock beneficially owned by Mr. Harris includes 56,500 shares of Common Stock which are subject to currently exercisable stock options.

(9)	Mr. Hensley served as Vice President, General Counsel and Secretary of the Company for more than five years prior to July 5, 2000. From July 5, 2000 through September, 2000, Mr. Hensley provided ongoing legal services to the Company. From September, 2000 to August, 2003, Mr. Hensley pursued an advanced degree, was self-employed in managing his private investment portfolio and provided advice in connection with private business ventures. The number of shares of Common Stock beneficially owned by Mr. Hensley includes 1,470 shares of Common Stock owned by one of Mr. Hensley’s children.

(10)	Mr. McKee served (i) as Vice President-Business Development/Investor Relations of the Company from December 14, 1995 to February 11, 1999, (ii) as Treasurer of the Company from November 8, 1991 to December 14, 1995, and (iii) as Assistant Secretary of the Company from August 28, 1991 to December 14, 1995. The number of shares of Common Stock beneficially owned by Mr. McKee includes 51,000 shares of Common Stock which are subject to currently exercisable stock options.

(11)	Mr. Nyman served as Vice President-Manufacturing/Management Engineering of the Company from July 7, 1993 to February 11, 1999. The number of shares of Common Stock beneficially owned by Mr. Nyman includes 52,600 shares of Common Stock which are subject to currently exercisable stock options.

(12)	Mr. Rourke served (i) as Vice President-Industrial Products Division of the Company from December 14, 1995 to December 27, 2003, (ii) as Vice President and General Manager-Industrial Division of the Company from November 4, 1993 to December 14, 1995, and (iii) prior thereto as Vice President and General Manager, Industrial Products, for Mueller Brass Co. in Port Huron. The number of shares of Common Stock beneficially owned by Mr. Rourke includes 74,000 shares of Common Stock which are subject to currently exercisable stock options.

Meetings and Committees of the Board of Directors

During 2003, the Board of Directors held four meetings. The Board of Directors established a standing Audit Committee and a Compensation Committee at its organizational meeting on February 13, 1991. On May 13, 1991, the Board of Directors created two committees (the “Plan Committees”) to be responsible for administering the Company’s 1991 Employee Stock Purchase Plan and the Company’s 1991 Incentive Stock Option Plan. On November 16, 1993, the Board of Directors established a standing Nominating Committee. On May 12, 1994, the Board of Directors created two committees to be responsible for administering the Company’s 1994 Stock Option Plan and the Company’s 1994 Non-Employee Director Stock Option Plan, on February 12, 1998 created a committee to be responsible for administering the Company’s 1998 Stock Option Plan and on February 12, 2002 created a committee to be responsible for administering the Company’s 2002 Stock Option Plan (collectively, the “Option Plan Committees”). On February 12, 2004, the Board of Directors changed the name of the Nominating Committee to the Nominating and Corporate Governance Committee. During 2003, no director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

During 2003, the Audit Committee was composed of three directors who were not officers or employees of the Company: Gary S. Gladstein, Gennaro J. Fulvio and Terry Hermanson. Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the New York Stock Exchange (the “NYSE”) and applicable Securities and Exchange Commission (“SEC”) rules. For more information on the NYSE standards for independence, see “Corporate Governance-Director Independence” in this Proxy Statement. The Board of Directors has further determined that (i) all members of the Audit Committee are financially literate, and (ii) Gary S. Gladstein and Gennaro J. Fulvio each possess accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee (i) appoints the Company’s independent accountants, (ii) reviews and approves any major change in the Company’s accounting policy, (iii) reviews the scope and results of the independent audit, (iv) reviews and considers the independence of the accountants, (v) reviews the effectiveness of the Company’s internal audit procedures and personnel, (vi) reviews the Company’s policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments, and (vii) makes such reports and recommendations to the Board of Directors as it may deem appropriate. The Audit Committee held four formal meetings during the last fiscal year, three of which were attended by the Company’s independent auditors, to discuss the scope and results of the annual audit and issues of accounting policy and internal controls. The Audit Committee also met telephonically during the past fiscal year.

During 2003, the Compensation Committee was composed of two directors who were not officers or employees of the Company: Gennaro J. Fulvio and Gary S. Gladstein. Each member of the Compensation Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). These same directors also served as members of the Plan Committee and the Option Plan Committees. The Compensation Committee (i) provides assistance to the Board of Directors in discharging the Board of Directors’ responsibilities relating to management organization, performance, compensation and succession, and (ii) makes such recommendations to the Board of Directors as it deems appropriate. During 2003, the Compensation Committee and the Option Plan Committee held no formal meetings.

During 2003, the Nominating and Corporate Governance Committee was composed of Gennaro J. Fulvio and Robert B. Hodes. Each member of the Nominating and Corporate Governance Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. The Nominating and Corporate Governance Committee is responsible for the recommendation to the Board of Directors of director nominees for election to the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending committee assignments and responsibilities to the Board of Directors, overseeing the evaluation of Board of Directors and management effectiveness, developing and recommending to the Board of Directors corporate governance guidelines, and generally advising the Board of Directors on corporate governance and related matters. The Nominating and Corporate Governance Committee (then the Nominating Committee) held one formal meeting during the past fiscal year.

Director Compensation

During 2003, directors of the Company who were not employed by the Company received an annual fee for serving on the Company’s Board of Directors of $35,000, plus a fee of $1,000 per Board and $750 per Audit, Compensation or Nominating and Corporate Governance Committee meeting attended by such director, plus reimbursement for such director’s expenses incurred in connection with any such Board or Committee meeting, except no Committee meeting fees were paid for meetings held in conjunction with a Board of Directors meeting. In addition, the Chairman of each of the Audit, Compensation and Nominating and Corporate Governance Committees receives an annual fee of $2,500.

Under the Company’s 1994 Non-Employee Director Stock Option Plan, each member of the Company’s Board of Directors who is neither an employee nor an officer of the Company is automatically granted each year on the date of the Company’s Annual Meeting of Stockholders, without further action by the Board, an option to purchase 2,000 shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. As of March 8, 2004, options to purchase 22,000 shares of Common Stock were outstanding under the Company’s 1994 Non-Employee Director Stock Option Plan.

Board of Directors’ Affiliations

Mr. Hodes is Of Counsel to the law firm of Willkie Farr & Gallagher LLP, which provided legal services to the Company during 2003.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July, 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the NYSE has recently adopted changes to its corporate governance and listing requirements.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, are comprised, in part, of those objective standards set forth in the NYSE rules, which generally provide that (a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer of the Company, would not be independent for a period of three years after termination of such relationship; (b) a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, except for certain permitted payments, would not be independent for a period of three years after ceasing to receive such amount; (c) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company would not be independent until a period of three years after the termination of such relationship; (d) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee would not be independent for a period of three years after the end of such relationship; and (e) a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent until a period of three years after falling below such threshold. In addition to these objective standards and in compliance with NYSE rules, no director will be considered independent who has any other material relationship with the Company that could interfere with the director’s ability to exercise independent judgment. The Board of Directors exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with the Company.

The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Gennaro J. Fulvio, Gary S. Gladstein, Terry Hermanson and Robert B. Hodes. In determining that Mr. Hodes did not have a material relationship with the Company, the Board of Directors considered that Mr. Hodes was Of Counsel to the law firm of Willkie Farr & Gallagher LLP and that the fees paid by the Company to such firm have been substantially below 2% of such firm’s gross revenues in each of the last three years.

Independent Directors

•	A majority of the members of the Company’s Board of Directors have been determined to meet the NYSE’s standards for independence. See “Director Independence” above.

•	The Company’s Corporate Governance Guidelines provide that the Company’s independent directors shall hold annually at least two formal meetings independent from management. The independent directors choose a director to preside at non-management sessions of the Board of Directors.

Audit Committee

•	All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence” above.

In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

•	The Board of Directors has determined that all members of the Audit Committee are financially literate. Further, the Board of Directors has determined that Gary S. Gladstein and Gennaro J. Fulvio each possess accounting or related financial management expertise, within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules.

•	Ernst & Young LLP, the Company’s independent auditors, reports directly to the Audit Committee.

•	The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

•	The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

•	The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is reproduced as Appendix A to this Proxy Statement. Copies of the charter can be obtained free of charge from the Company’s Web site at www.muellerindustries.com.

Compensation Committee

•	All members of the Compensation Committee have been determined to meet the NYSE standards for independence. See “Director Independence” above. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

•	The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is reproduced as Appendix B to this Proxy Statement. Copies of the charter can be obtained free of charge from the Company’s Web site at www.muellerindustries.com.

Nominating and Corporate Governance Committee

•	All members of the Nominating and Corporate Governance Committee have been determined to meet the NYSE standards for independence. See “Director Independence” above.

•	The Nominating and Corporate Governance Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, which are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee which then reports to the Board of Directors.

•	The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is reproduced as Appendix C to this Proxy Statement. Copies of the charter can be obtained free of charge from the Company’s Web site at www.muellerindustries.com.

The Nominating and Corporate Governance Committee does not consider individuals nominated by stockholders for election to the Board. However, under the Company’s Bylaws, nominations for the election of directors may be made by a qualifying stockholder, but only if written notice of such stockholder’s intent to make such nomination has been received by the Secretary of the Company at the Company’s principal place of business (8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125) not less than 60 days and not more than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting (unless the annual meeting date is advanced by more than thirty days or delayed by more than sixty days, in which case different deadlines apply), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to the special meeting and not later than the later of (a) 60 days prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting, provided that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the tenth day following the day on which such public announcement is first made by the Company. To be a qualifying stockholder, the stockholder must be a stockholder of record at the time the notice was delivered to the Secretary of the Company. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or successor provisions) under the Exchange Act, including such person’s written consent to be named in the proxy statement as a nominee and serving as a director if elected; (b) as to any other business that the stockholder desired to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. See “Stockholder Nominations for Board Membership and Other Proposals for 2005 Annual Meeting.”

Corporate Governance Guidelines

•	The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility, director access to officers and employees, director compensation, director orientation and continuing education, and the annual performance evaluation of the Board of Directors.

•	The guidelines are reproduced as Appendix D to this Proxy Statement. Copies of the guidelines can be obtained free of charge from the Company’s Web site at www.muellerindustries.com.

Code of Business Conduct and Ethics

•	The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

•	Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors, and will be posted on the Company’s Web site at www.muellerindustries.com.

•	The Code of Business Conduct and Ethics is reproduced as Appendix E to this Proxy Statement. Copies of the Code can be obtained free of charge from the Company’s Web site at www.muellerindustries.com.

Directors’ Attendance at Annual Meetings of Stockholders

It is the policy of the Company’s Board of Directors to expect that all directors attend annual meetings of Stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors attended the Company’s 2003 Annual Meeting of Stockholders.

Communication With the Board of Directors

Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, including the Chairman of the non-management directors or the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating and Corporate Governance Committee, Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. Communication(s) directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the annual and long-term compensation for services in all capacities for the Company for the fiscal years 2003, 2002, and 2001, of those persons who were, at December 27, 2003, (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (collectively, the “Named Officers”).

				Long-Term Compensation
				Awards
		Annual Compensation		Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options(#)	Compensation(2)
Harvey L. Karp	2003	$841,250	$841,250	—	—
Chairman of the Board	2002	$801,190	$801,190	—	—
	2001	$801,190	$600,893	—	—

William D. O’Hagan	2003	$573,573	$544,894	100,000	$8,000
President and Chief Executive	2002	$546,260	$768,947	100,000	$8,000
Officer	2001	$546,260	$382,382	—	$6,800

Kent A. McKee	2003	$247,200	$113,278	20,000	$8,000
Vice President and Chief	2002	$208,142	$99,931	12,500	$8,000
Financial Officer	2001	$181,125	$56,082	10,000	$6,800

Lee R. Nyman	2003	$244,802	$111,757	20,000	$8,000
Senior Vice President-	2002	$212,629	$101,546	20,000	$8,000
Manufacturing/Engineering	2001	$191,475	$67,572	15,000	$6,800

James H. Rourke	2003	$206,979	$75,423	20,000	$8,000
President-Industrial	2002	$197,104	$150,785	20,000	$8,000
Products Division	2001	$175,950	$65,337	15,000	$6,800

(1)  Includes all amounts earned for the respective years, even if deferred under the Company’s Executive Deferred Compensation Plan.

(2)  Consists of $8,000 contributed on behalf of each of Messrs. O’Hagan, McKee, Nyman and Rourke, respectively, as matching contributions for 2003 under the Company’s 401(k) Plan.

Option Grants During 2003 Fiscal Year

Shown below is information on options granted during the fiscal year ended December 27, 2003, to the Named Officers.

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Market Price on Date of Grant ($/Sh)	Expiration Date	5%	10%
Harvey L. Karp	—	0.00%		$—	$—	—	$—	$—
William D. O’Hagan	100,000	36.63%	(1)	$25.10	$25.10	2/13/2013	$1,578,526	$4,000,294
James H. Rourke	20,000	7.33%	(2)	$25.86	$25.86	2/10/2013	$325,201	$824,124
Kent A. McKee	20,000	7.33%	(2)	$25.86	$25.86	2/10/2013	$325,201	$824,124
Lee R. Nyman	20,000	7.33%	(2)	$25.86	$25.86	2/10/2013	$325,201	$824,124

(1)  These options vest ratably over a five year term, with the first 20% vesting on February 13, 2004, except that if there is a “Change in Control”, on the later of (i) the day Mr. O’Hagan notifies the Company he is terminating as a result of said change, and (ii) ten days prior to the date Mr. O’Hagan’s employment is terminated, all remaining unvested options become immediately exercisable. The options are exercisable only for shares of Common Stock held in treasury by the Company. The Company has agreed to maintain a sufficient number of treasury shares to allow for the exercise of the vested and exercisable portion of these options. “Change in Control” is defined to mean (i) a change in control which would be required to be reported to the SEC or any securities exchange on which the Common Stock is listed, (ii) any non-exempted person or party becoming the beneficial owner of securities representing 20% or more of the voting power of the Company, or (iii) when the individuals who, on February 13, 2002, constituted the Board of Directors of the Company cease to constitute at least a majority of the Board, provided that new directors are deemed to have been directors on that date if elected by or on recommendation of at least sixty percent of the directors who were directors on February 13, 2002.

(2)  These options were granted under the Company’s 2002 Stock Option Plan at 100% of the fair market value of the Common Stock at time of grant, which, in accordance with the terms of the 2002 Stock Option Plan, is the mean between the highest and lowest sale price of the Common Stock on the last trading date immediately preceding the date of grant. For purposes of determining the potential realizable value of these options, the mean between the highest and lowest sale price of the Common Stock on the trading date immediately preceding the date of grant was used as the date of grant market price. These options vest annually in 20% increments over a five-year term, with the first 20% vesting on February 10, 2004.

Option Exercises During 2003 Fiscal Year and Fiscal Year End Option Values

Aggregated Option Exercises in Last Fiscal Year
and Option Values at December 27, 2003

			Number of Securities Underlying Unexercised Options at Dec. 27, 2003 (#)		Value of Unexercised In-the-Money Options at Dec. 27, 2003(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable/ Unexercisable		Exercisable/ Unexercisable
Harvey L. Karp	—	—	2,400,000/	0	$78,642,000/	$ 0
William D. O’Hagan	—	—	620,000/	180,000	$11,429,038/	$1,219,400
James H. Rourke	—	—	112,000/	49,000	$1,474,384/	$ 309,221
Kent A. McKee	—	—	52,500/	38,500	$702,022/	$ 267,425
Lee R. Nyman	—	—	44,600/	49,000	$209,954/	$ 309,221

(1)  Represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price of the options.

(2)  Represents the difference between the closing price of the Common Stock on the last trading day prior to December 27, 2003 and the exercise price of the options.

The Company did not award stock appreciation rights to any executive officer during 2003, nor was any award made under any long-term incentive plan. The Company does not have a defined benefit or actuarial plan covering any of the Named Officers.

Employment Contracts and Termination of Employment Arrangements

Effective as of September 17, 1997, the Company amended and restated Harvey L. Karp’s then existing employment agreement (as amended and restated, the “Karp Employment Agreement”). The Karp Employment Agreement has a three-year rolling term which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term. The Karp Employment Agreement provides for Mr. Karp to serve as Chairman of the Board of Directors of the Company. Under the terms of the Karp Employment Agreement, Mr. Karp is to receive (i) an annual base salary of $606,373 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives), and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. Karp is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

Under the terms of the Karp Employment Agreement, Mr. Karp’s employment may be terminated by the Company without Cause (as defined in the Karp Employment Agreement) or by Mr. Karp for Good Reason (as defined in the Karp Employment Agreement) upon appropriate written notice. In either such event, Mr. Karp will continue to receive his then-current base salary as if his employment had continued for the remainder of the then-current three-year term and an annual bonus for the remainder of the then current three-year term equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. Karp will immediately vest and become exercisable and Mr. Karp will continue to participate in the Company’s health plans and programs at the Company’s expense for the remainder of such three-year term.

Mr. Karp may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. Karp will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. Karp’s employment for Cause (as defined in the Karp Employment Agreement) upon appropriate written notice. In such event, Mr. Karp will forfeit all existing Company stock options, but such options shall remain exercisable for the 30-day period following Mr. Karp’s receipt of the written notice. Mr. Karp may terminate his employment for any reason within six months following a Change in Control (as defined in the Karp Employment Agreement). In such event, the Company will pay to Mr. Karp a lump sum amount equal to (i) three times his then current base salary, and (ii) three times his average annual bonus for the three calendar years immediately preceding the date of termination. In addition, all outstanding unvested options then held by Mr. Karp shall become immediately exercisable. In the event that any Payment (as defined in the Karp Employment Agreement) would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Karp would be entitled to a gross-up payment from the Company to cover such taxes.

Effective as of May 12, 2000, the Company amended and restated William D. O’Hagan’s then existing employment agreement (as amended and restated, the “O’Hagan Employment Agreement”). The O’Hagan Employment Agreement provides for Mr. O’Hagan to serve as President and Chief Executive Officer of the Company for a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term (the “Employment Period”). Under the terms of the O’Hagan Employment Agreement, Mr. O’Hagan is to receive (i) an annual base salary of $413,430 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives), and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. O’Hagan is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

Under the terms of the O’Hagan Employment Agreement, Mr. O’Hagan’s employment may be terminated by the Company without Cause (as defined in the O’Hagan Employment Agreement) or by Mr. O’Hagan for Good Reason (as defined in the O’Hagan Employment Agreement) upon appropriate written notice. In either such event, Mr. O’Hagan will continue to receive his then-current base salary as if his employment had continued for the remainder of the Employment Period and an annual bonus for the remainder of the Employment Period equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. O’Hagan will immediately vest and become exercisable and Mr. O’Hagan will continue to participate in the Company’s health plans and programs at the Company’s expense until he reaches age 65.

Mr. O’Hagan may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. O’Hagan will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. O’Hagan’s employment for Cause (as defined in the O’Hagan

Employment Agreement) upon appropriate written notice. If Mr. O’Hagan’s employment is terminated for Cause or if Mr. O’Hagan voluntarily resigns for any reason other than Good Reason, his right to receive his base salary, bonus, and any other compensation and benefits to which he would otherwise be entitled under the O’Hagan Employment Agreement shall be forfeited as of the date of termination. Mr. O’Hagan may terminate his employment for any reason within six months following a Change in Control (as defined in the O’Hagan Employment Agreement). In such event, the Company will pay to Mr. O’Hagan a lump sum amount equal to (i) his then current base salary multiplied by the number of years (including partial years) then remaining in the Employment Period, and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of years (including partial years) then remaining in the Employment Period. In addition, all remaining unvested options previously granted to Mr. O’Hagan shall become immediately exercisable.

Effective as of October 17, 2002, the Company entered into an employment agreement with Kent A. McKee, the Company’s Vice President and Chief Financial Officer (the “McKee Employment Agreement”). The McKee Employment Agreement provides for Mr. McKee to serve as Vice President and Chief Financial Officer of the Company for a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term (the “Employment Period”). Under the terms of the McKee Employment Agreement, Mr. McKee is to receive (i) an annual base salary of $240,000 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives), and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. McKee is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

Under the terms of the McKee Employment Agreement, Mr. McKee’s employment may be terminated by the Company without Cause (as defined in the McKee Employment Agreement) or by Mr. McKee for Good Reason (as defined in the McKee Employment Agreement) upon appropriate written notice. In either such event, Mr. McKee will continue to receive his then-current base salary as if his employment had continued for the remainder of the Employment Period and an annual bonus for the remainder of the Employment Period equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. McKee will immediately vest and become exercisable and Mr. McKee will continue to participate in the Company’s health plans and programs at the Company’s expense until he reaches age 65.

Mr. McKee may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. McKee will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. McKee’s employment for Cause (as defined in the McKee Employment Agreement) upon appropriate written notice. If Mr. McKee’s employment is terminated for Cause or if Mr. McKee voluntarily resigns for any reason other than Good Reason, his right to receive his base salary, bonus, and any other compensation and benefits to which he would otherwise be entitled under the McKee Employment Agreement shall be forfeited as of the date of termination. Mr. McKee may terminate his employment for any reason within six months following a Change in Control (as defined in the McKee Employment Agreement). In such event, the Company will pay to Mr. McKee a lump sum amount equal to (i) his then current base salary multiplied by the number of years (including partial years) then remaining in the Employment Period, and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of years (including partial years) then remaining in the Employment Period. In addition, all remaining unvested options previously granted to Mr. McKee shall become immediately exercisable.

The Company does not have any other employment agreements with Named Officers. Except as set forth above, the Company has no compensatory plan or arrangement with respect to any Named Officer which would result in severance or change-in-control payments in excess of $100,000.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS (1)

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services provided by the independent auditors with the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2003, for filing with the Securities and Exchange Commission. The Audit Committee has re-appointed, subject to shareholder approval, Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 25, 2004.

Gary S. Gladstein, Chairman
Gennaro J. Fulvio
Terry Hermanson

(1)  This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Base compensation payable to Mr. Karp, the Company’s Chairman, and to Mr. O’Hagan, its Chief Executive Officer, is principally governed by the terms of their employment agreements. Pursuant to these agreements, Mr. Karp and Mr. O’Hagan received base compensation of $841,250 and $573,573, respectively, for 2003. Effective at the beginning of the 2003 fiscal year, the base compensation payable to each of Messrs. Karp and O’Hagan was increased by five percent (5%).

The employment agreements for Messrs. Karp and O’Hagan also provide for payment of an annual discretionary cash bonus consistent with the executive bonus program which the Company establishes for other key executives. For 2003, Messrs. Karp and O’Hagan were awarded discretionary bonuses in the amount of 100% and 95%, respectively, of their gross wages (excluding bonuses for 2002 which were paid in 2003, and certain other miscellaneous items). The bonuses paid to Messrs. Karp and O’Hagan were approved by the Compensation Committee based on the Compensation Committee’s subjective assessment of their contributions to the Company’s performance in 2003.

The base compensation for each of the other Named Officers was increased at the beginning of the 2003 fiscal year by an average of approximately 3%, based on subjective recommendations from Messrs. Karp and O’Hagan. In February of 2003, the base compensation of one of the other Named Officers was increased by an additional $27,031. Bonuses paid to officers other than Messrs. Karp and O’Hagan for 2003 did not exceed 46% of gross wages (excluding bonuses for 2002 which were paid in 2003, and certain other miscellaneous items). These bonuses were paid pursuant to (i) a Company bonus program, which provided for bonuses to be paid based on the Company’s attainment of income targets for the last four months of 2003, and (ii) discretionary bonuses in the amount of $65,000 or less paid to certain Company officers.

The Compensation Committee periodically grants stock options to executive officers and other key employees as part of the Company’s overall executive compensation program. During the 2003 fiscal year, the Compensation Committee granted options to acquire an aggregate of 100,000 shares of Common Stock to executive officers other than Messrs. Karp and O’Hagan, based in part on recommendations from Messrs. Karp and O’Hagan. When granting options to executive officers, the Compensation Committee considers the total number of shares available under the Company’s option plans, the number of options previously granted to such officers, Company and individual performance, and each officer’s level of responsibility within the Company. However, no specific corporate or individual performance factors are used. The Compensation Committee believes that stock options are an integral part of the Company’s executive compensation program, which motivate executives to practice long-term strategic management, and align their financial interests with those of the Company’s stockholders. On February 13, 2003, the Board of Directors approved a special option grant of 100,000 shares of Common Stock to Mr. O’Hagan. The options were granted at fair market value at the time of grant, have a ten year term, and vest ratably over five years, except under certain circumstances if there is a “Change in Control.” Such options were granted in recognition of Mr. O’Hagan’s contributions to the Company’s success and as part of Mr. O’Hagan’s overall compensation program.

Section 162(m) of the Code limits the deductibility of compensation paid to each of the Named Officers to $1 million per year, subject to certain exceptions. If, because of competitive factors, individual performance or changes in tax provisions, the Compensation Committee determines that it is appropriate to pay one or more executive officers compensation in excess of the annual maximum deductible amount, the Compensation Committee would expect to authorize such compensation. During 2003, Mr. Karp’s and Mr. O’Hagan’s annual cash compensation exceeded the maximum deductible amount.

Gennaro J. Fulvio, Chairman
Gary S. Gladstein

PERFORMANCE GRAPH

The following table compares total stockholder return since December 26, 1998 to the Dow Jones Equity Market Index (“Equity Market Index”) and the Dow Jones Building Material Index (“Building Material Index”). Total return values for the Equity Market Index, the Building Material Index and the Company were calculated based on cumulative total return values assuming reinvestment of dividends. The Common Stock is traded on the New York Stock Exchange under the symbol MLI.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Among Mueller Industries, Inc., Dow Jones Equity Market
Index and Dow Jones Building Material Index

Fiscal Year Ending Last Saturday in December

	12/26/1998	12/25/1999	12/30/2000	12/29/2001	12/28/2002	12/27/2003
Mueller Industries, Inc.	100	164	134	167	136	174
Dow Jones Equity Market Index	100	123	113	100	77	100
Dow Jones Building Material Index	100	79	81	84	71	99

APPOINTMENT OF AUDITORS

Ernst & Young LLP (“E & Y”) has been reappointed by the Audit Committee to audit and certify the Company’s financial statements for the fiscal year ending December 25, 2004, subject to ratification by the Company’s stockholders. If the appointment of E & Y is not ratified by the stockholders at the Annual Meeting, the Audit Committee will reconsider its action and will appoint auditors for the 2004 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Audit Committee may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. It is expected that representatives of E & Y will be in attendance at the Annual Meeting and will be available to answer questions and to make a statement if they desire to do so.

The following table sets forth the fees paid to E&Y for professional services for each of the two fiscal years ended December 27, 2003 and December 28, 2002:

	2003	2002
Audit Fees	$613,133	$591,975
Audit-Related Fees	107,117	149,612
Tax Fees	171,470	336,477
All Other Fees	2,731	—
	$894,451	$1,078,064

Audit fees include fees billed for (a) the audit of Mueller Industries, Inc. and its consolidated subsidiaries, (b) the review of quarterly financial information, (c) the statutory audits of certain of its subsidiaries, (d) the issuance of consents in various filings with the SEC and (e) attendance at Audit Committee meetings.

Audit-Related Fees include fees billed for (a) consultation on accounting matters, (b) employee benefit plans and (c) assistance in preparing for Section 404 reporting pursuant to the Sarbanes-Oxley Act of 2002.

Tax Fees include fees billed for consulting on tax planning matters.

The Audit Committee negotiates the annual audit fee directly with the Company’s independent auditors. The Audit Committee has also established pre-approved services for which the Company’s management can engage the Company’s independent auditors. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining E&Y’s independence. On a regular basis, all services under arrangements not in existence on May 6, 2003 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF THE COMPANY.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2005 ANNUAL MEETING

It is anticipated that the next Annual Meeting after the one scheduled for April 29, 2004 will be held on or about April 28, 2005. The Company’s Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2005, no earlier than January 29, 2005 and no later than February 28, 2005. A copy of the applicable provisions of the Bylaws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

Since the Company did not receive timely notice of any stockholder proposal for the Annual Meeting scheduled for April 29, 2004, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting to be held in 2005, such proposal must be received by the Secretary of the Company by November 24, 2004 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2005 is changed to a date more than 30 days earlier or later than April 29, 2005, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Based solely upon its review of Forms 3 and 4 received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2003 all filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except that a Form 3 relating to an inducement option grant of 20,000 shares of Common Stock to Mr. Fifer and a Form 4 relating to the exercise of options to purchase 1,750 shares of Common Stock by Mr. Harris were filed late.

OTHER INFORMATION

Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year ended December 27, 2003 that accompanies this Proxy Statement. These financial statements are also on file with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and with the NYSE. The Company’s SEC filings are also available at the Company’s website at www.muellerindustries.com or the SEC’s website at www.sec.gov.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE YEAR ENDED DECEMBER 27, 2003 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO WILLIAM H. HENSLEY, SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS (8285 TOURNAMENT DRIVE, SUITE 150, MEMPHIS, TENNESSEE 38125). UPON RECEIPT BY WRITING TO THE FOREGOING ADDRESS, THE COMPANY WILL ALSO FURNISH ANY OTHER EXHIBIT OF THE ANNUAL REPORT ON FORM 10-K UPON ADVANCE PAYMENT OF THE REASONABLE OUT-OF-POCKET EXPENSES OF THE COMPANY RELATED TO THE COMPANY’S FURNISHING OF SUCH EXHIBIT.

By order of the Board of Directors

William H. Hensley
Corporate Secretary

Appendix A

MUELLER INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Audit Committee”) of the Board of Directors of Mueller Industries, Inc. (the “Company”) is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and reporting practices and legal and regulatory compliance of the Company, (ii) the quality and integrity of the Company’s financial statements and (iii) the qualifications, independence and performance of the Company’s internal audit function and independent auditors.

Organization

The Audit Committee shall be comprised of not less than three members of the Board of Directors who shall meet the compensation, independence, experience, financial expertise and other requirements of the New York Stock Exchange (“NYSE”) and applicable federal and state securities laws and regulations. The members of the Audit Committee shall be appointed by the Board of Directors from time to time after considering the recommendation of the Company’s Nominating and Corporate Governance Committee and upon a determination by the Board of Directors that the nominees meet all required qualifications for Audit Committee membership. The members of the Audit Committee may be removed by the Board of Directors. The Nominating and Corporate Governance Committee will recommend to the Board of Directors, and the Board of Directors will designate, the Chairman of the Committee.

Committee Authority and Responsibilities

The Audit Committee will maintain flexible policies and procedures and meeting schedules, consistent with the requirements of this Charter and the Company’s by-laws, to enable the Audit Committee to react to changing circumstances and provide that the Company’s accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary, but shall call a meeting at least once each fiscal quarter.

The Committee will provide for free and open communication between the Committee and the Company’s directors, independent auditors, internal auditors and management.

Both the Company’s internal auditors and independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company’s shareholders.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, evaluation and oversight of the work (including resolution of disagreements between management and the auditor regarding financial reporting) of the Company’s independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole responsibility for engaging or terminating the relationship with the Company’s independent auditors and the independent auditors shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of fees and expenses to the independent auditors for the purpose of rendering an audit report.

The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee as the Audit Committee may determine appropriate. The Audit Committee may require any officer or employee of the Company or the Company’s legal counsel or independent auditors to attend Audit Committee meetings or to meet with any members of, or consultants to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of all fees and expenses to any advisors employed by the Audit Committee pursuant to its authority under this Charter or applicable law or regulations.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

To the extent not inconsistent with its obligations and responsibilities, the Audit Committee may form subcommittees and delegate authority hereunder as it deems appropriate.

The Audit Committee shall make regular reports to the Board of Directors.

    In carrying out its duties and responsibilities, the Audit Committee shall:

•	Review and assess the adequacy of this Charter annually and submit any recommended changes to the Board of Directors for approval, including changes necessary to satisfy any applicable requirements of the NYSE and any other legal or regulatory requirements.

•	Appoint and engage independent auditors that meet NYSE and applicable securities law and regulatory requirements to audit the audited financial statements of the Company and its subsidiaries and the Company’s employees benefit plans.

•	Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, take appropriate action to ensure the independence of the appointed independent auditors and approve the compensation arrangements and proxy statement disclosures of compensation, fees and expenses paid to the independent auditors.

•	Receive and review, at least annually, a report by the independent auditors describing (i) the auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review , or peer review, of the independent auditors, or by any inquiry or investigation by a governmental or professional authority involving one or more independent audits carried out by the auditors in the preceding five years and any steps or procedures taken to deal with any such issues.

•	Approve in advance, as a Committee of the whole or by delegation of authority to one or more members of the Committee, any permitted non-audit services performed by the Company’s independent auditors, including tax services, and cause such approval to be disclosed in the Company’s periodic filings as required by applicable regulations.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and other applicable laws and regulatory requirements relating to the conduct of the audit.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used and at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

•	Review with the Company’s independent auditors, internal auditors, and financial and accounting personnel the adequacy and effectiveness of the internal controls and disclosure controls and procedures of the Company, and elicit any recommendations for the improvement of such internal controls and disclosure controls and procedures or particular areas where new or more detailed controls and procedures are desirable.

•	Review the internal audit function of the Company, including its organizational structure, authority and independence of reporting obligations, department budget, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors. Review and concur with the appointment, reassignment or dismissal of the director of the Company’s internal audit function.

•	Receive, review and discuss with the Company’s independent auditors, and internal auditor as appropriate: (i) a summary of significant findings from completed internal audits, together with management’s response, and periodic progress reports, with explanation for any deviations from the original plan; (ii) all critical accounting policies and practices to be used; (iii) all alternative treatments of financial information within GAAP (generally accepted accounting principles) that have been discussed with management; (iv) ramifications of alternative disclosures and treatments, and the treatment preferred by the auditors; and (v) other material written communications between the independent auditors and management.

•	Review and discuss: (i) significant financial risks; (ii) the financial statements; (iii) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the relevant period and draft earnings press releases with management and the independent auditors, prior to the issuance thereof or the filing or distribution thereof to shareholders; and (iii) financial information and earnings guidance, if any, provided to analyst and rating agencies. Among the items to be discussed are: (i) accounting principles, practices and judgments; (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders; and (iii) any changes in accounting principles.

•	Provide sufficient opportunity for the Committee to meet separately in executive session with: (i) management; (ii) the independent auditors; and (iii) the internal auditor (or other personnel responsible for the internal audit function). Among the items to be discussed in these meetings are the auditors’ evaluation of the Company’s financial, accounting and auditing personnel, the auditors’ judgments about the Company’s accounting principles as applied to its financial reporting, the level of management cooperation that the outside auditors received during the course of the audit and management’s assessment of the auditors’ performance.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	Receive reports concerning any non-compliance with the Company’s Code of Business Conduct and Ethics by any director or executive officer of the Company and approve any waivers therefrom.

•	Report on significant matters discussed at each Committee meeting to the Board of Directors.

•	Investigate, as appropriate, any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

•	Prepare an appropriate Audit Committee report to shareholders to be included in the Company’s annual proxy statement that is consistent with applicable law and Securities and Exchange Commission requirements.

•	Perform any other activities consistent with this Charter, the Company’s By-Laws, and governing law and regulations, as the Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

A copy of this Charter will be made available on the Company’s website at www.muellerindustries.com.

Effective: February 12, 2004

Appendix B

MUELLER INDUSTRIES, INC.
COMPENSATION COMMITTEE CHARTER

Statement Of Policy

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Mueller Industries, Inc. (the “Company”) shall provide assistance to the Board of Directors in discharging the Board of Directors’ responsibilities relating to management organization, performance, compensation and succession.

Organization

The members of the Compensation Committee shall be appointed by the Board of Directors from time to time after considering the recommendation of the Company’s Nominating and Corporate Government Committee and upon a determination by the Board of Directors that the nominees meet all required qualifications for Compensation Committee membership. Members of the Compensation Committee may be removed by the Board of Directors. The Compensation Committee shall meet on the call of its chairman. The Compensation Committee has the authority to retain and terminate advisors to assist in discharging its duties, including the authority to approve such advisors’ fees and retention terms. Half of the members of the Compensation Committee shall be a quorum to transact business. The Nominating and Corporate Governance Committee will recommend to the Board of Directors, and the Board of Directors will designate, the Chairman of the Compensation Committee.

Committee Authority And Responsibilities

In discharging its responsibilities for management organization, performance, compensation and succession, the Compensation Committee shall have direct responsibility to:

•	Consider and authorize the compensation philosophy for the Company’s personnel.

•	Review and approve corporate goals and objectives relevant to chairman and chief executive officer compensation, evaluate chairman and chief executive officer performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determine and approve chairman and chief executive officer compensation based on this evaluation.

•	Nothing in this Charter shall be construed as precluding discussions of chairman and chief executive officer compensation with the Board of Directors generally, as it is not the intent of this Charter to impair communication among members of the Board of Directors.

•	Annually review and approve perquisites for the chief executive officer and senior management.

•	Consider and make recommendations to the Board of Directors on matters relating to organization and succession of senior management.

•	Consider and approve the report of the Compensation Committee for inclusion in the Company’s proxy statement.

•	Make recommendations to the Board of Directors with respect to the Company’s employee benefit plans.

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•	Administer incentive, deferred compensation and equity based plans.

•	Annually review and update this Charter for consideration by the Board of Directors.

•	Annually evaluate performance and function of the Compensation Committee.

•	Report the matters considered and actions taken by the Compensation Committee to the Board of Directors.

A copy of this Charter will be made available on the Company’s website at www.muellerindustries.com.

Effective: February 12, 2004

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Appendix C

MUELLER INDUSTRIES, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose and Responsibilities

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of Mueller Industries, Inc. (the “Company”) will assist the Board of Directors in identifying qualified individuals to serve as members of the Board of Directors (consistent with criteria approved by the Board of Directors), recommending committee assignments and responsibilities to the Board of Directors, overseeing the evaluation of Board of Directors and management effectiveness, developing and recommending to the Board of Directors corporate governance guidelines, and generally advising the Board of Directors on corporate governance and related matters.

Organization

The members of the Nominating and Corporate Governance Committee shall be appointed by the Board of Directors from time to time upon a determination by the Board of Directors that the nominees meet all required qualifications for Nominating and Corporate Governance Committee membership. Members of the Nominating and Corporate Governance Committee may be removed by the Board of Directors. The Nominating and Corporate Governance Committee shall meet on the call of its chairman. The Nominating and Corporate Governance Committee has the authority to retain and terminate advisors to assist in discharging its duties, including the authority to approve such advisors’ fees and retention terms. Half of the members of the Nominating and Corporate Governance Committee shall be a quorum to transact business. The Board of Directors will designate the Chairman of the Nominating and Corporate Governance Committee.

Committee Authority and Responsibilities

In furtherance of the Committee’s purpose, and in addition to any other responsibilities which may be properly assigned by the Board of Directors, the Committee will have the following authorities and responsibilities:

•	The Committee will meet as often as it determines is appropriate to carry out its responsibilities. The Chairman of the Committee, in consultation with the other Committee members, will determine the frequency and length of the meetings and will set agendas consistent with this charter.

•	The Committee will recommend to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, and will be chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the shareholders. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

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•	The Committee will advise the Board of Directors on the appropriate structure and operations of all committees of the Board of Directors, including committee member qualifications. The Committee may review and recommend to the Board of Directors committee assignments, including additional committee members to fill vacancies as needed.

•	The Committee may obtain advice and assistance from such internal and external advisors as it deems appropriate in connection with the discharge of its duties, and will have the authority to retain any search firm to be used to identify director candidates on behalf of the Company. The Committee will have sole authority to determine and approve related fees and retention terms for any such advisors, who will be compensated by the Company.

•	The Committee will develop and recommend to the Board of Directors corporate governance guidelines that comply with all applicable legal and regulatory requirements. Such guidelines will be periodically updated as the Committee deems appropriate.

•	The Committee will make recommendations to the Board of Directors regarding orientation for new directors, as well as continuing education for all directors.

•	The Committee will monitor developments, trends and best practices in corporate governance, and take such actions in accordance therewith as it deems appropriate.

•	To the extent not otherwise inconsistent with its obligations and responsibilities, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate.

•	The Committee will report to the Board of Directors as it deems appropriate, and as the Board of Directors may request.

•	The Committee will oversee a self-evaluation process for the Board of Directors and each of its committees (including the Committee) as it deems appropriate, including to satisfy any applicable requirements of the NYSE and any other legal or regulatory requirements.

•	The Committee will perform such other activities consistent with this Charter, the Company’s By-Laws, governing law, the rules and regulations of the NYSE and such other requirements applicable to the Company’s as the Committee or the Board of Directors deem necessary or appropriate.

Committee Charter

The Committee will periodically review this Charter and will recommend any changes to the Board of Directors as the Committee deems appropriate, including to satisfy any applicable requirements of the NYSE and any other legal or regulatory requirements.

A copy of this charter will be made available on the Company’s website at www.muellerindustries.com

Effective: February 12, 2004

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Appendix D

MUELLER INDUSTRIES, INC.
CORPORATE GOVERNANCE GUIDELINES

General Philosophy

The Board of Directors of Mueller Industries, Inc. (the “Company”) sets high standards for the Company’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for shareholders and to oversee the management of the Company’s businesses. To fulfill its responsibilities and to discharge its duty, the Board of Directors follows the procedures and standards that are set forth in these guidelines.

Director Qualifications

The Board of Directors is responsible for reviewing, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. This assessment will include independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the Board of Directors as a whole.

There is no specified term limit that a director may serve on the Board of Directors. Each director will serve through his respective term and until his successor has duly elected and qualified. The Board of Directors will review each director’s performance annually to assess independence, attendance and overall performance.

Executive Sessions of the Board of Directors

Annually, the Board of Directors shall hold at least two (2) executive sessions without management. The non-management members of the Board of Directors shall choose a director to preside at non-management sessions of the Board of Directors.

Communications with Non-Management Members of the Board Of Directors

An employee, officer or other interested party who has an interest in communicating with non-management members of the Board of Directors may do so by directing the communication to the Chairman of the Nominating and Corporate Governance Committee. Persons who desire to communicate with the non-management directors should send their correspondence addressed to the Chairman of the Nominating and Corporate Governance Committee c/o Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 Attn: Chief Financial Officer.

Director Responsibility

Directors must exercise sound business judgment and act in what they reasonably believe to be the best interests of the Company and its shareholders. In discharging this obligation, directors may reasonably rely on the honesty and integrity of the Company’s management as well as that of its independent auditors.

The Company will purchase directors’ and officers’ liability insurance for the benefit of its Board of Directors and management. In addition, directors and management shall be entitled to indemnification to the fullest extent permitted by the Delaware General Corporation Law.

In order to oversee effectively the management of the Company, all directors are expected to attend meetings of the Board of Directors and meetings of committees of the Board of Directors of which they are members. Directors are expected to be prepared for these meetings and to be able to devote the time required. Information and data that are important to the understanding of the business to be conducted at a Board of Directors or committee meeting will generally be distributed in advance of the meeting. Directors are encouraged to attend the Company’s annual meeting of stockholders.

Board of Directors Committees

The Board of Directors will maintain an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and such other committees as it determines appropriate.

Independent Directors

The Board of Directors believes that a Director is “independent” if the Director satisfies the independence requirements of the listing standards of the New York Stock Exchange.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall have written charters. These charters will address each committee’s purpose, duties, goals and responsibilities as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations, and committee reporting to the Board of Directors. Each charter shall be posted on the Mueller Industries, Inc. web site.

The Board of Directors and each committee shall have the power to engage independent legal, financial or other advisors as it may deem necessary, without consulting or obtaining the approval of the Board of Directors, any committee of the Board of Directors or Company management in advance.

The Audit Committee shall have exclusive authority to engage and terminate the Company’s independent auditors. The Audit Committee shall also pre-approve all engagements of the independent auditors for all non-audit services. Fees paid to the independent auditors for non-audit services should not exceed the sum of the fees paid for audit and audit-related services.

The Compensation Committee shall assist the Board of Directors in discharging the Board of Directors’ responsibilities relating to management organization, performance, compensation and successor.

The Nominating and Corporate Governance Committee shall assist the Board of Directors in identifying qualified individuals to serve as members of the Board of Directors, recommending committee assignments and responsibilities to the Board of Directors, evaluating Board of Director and management effectiveness, developing and recommending corporate governance guidelines, and generally advising the Board of Directors on corporate governance and related matters.

Director Access to Officers and Employees

Directors have full and free access to the Company’s officers and employees. Directors should use their judgment to ensure that any such contact is not disruptive to the Company’s business operations.

Director Compensation

The form and amount of director compensation shall be determined by the Board of Directors. The Board of Directors will conduct an annual review of director compensation.

In order to maintain independence for members of the Audit Committee, members of the Audit Committee may not directly or indirectly receive fees or other compensation for services as a consultant, legal advisor or financial advisor, regardless of the amount.

Director Orientation and Continuing Education

All new directors must participate in a comprehensive orientation to acquaint them with the Company’s strategy, long-range plans, financial statements, properties and operations, corporate governance guidelines, and the code of ethics. The orientation program will introduce new directors to the Company’s principal executives, its internal auditor and its independent auditors. All other directors will be invited to attend the orientation program.

From time to time, directors will receive information and updates on legal and regulatory changes that affect the Company, the directors and Company employees.

Annual Performance Evaluation

The Board of Directors will conduct an annual self-evaluation of itself and its committees to determine whether they are functioning effectively. The Board of Directors will survey and receive comments from each director and report annually to the Board of Directors with an assessment of the Board of Directors’ performance.

A copy of those Corporate Government Guidelines will be made available on the Company’s website at www.muellerindustries.com.

Effective: February 12, 2004

Appendix E

CODE OF BUSINESS CONDUCT AND ETHICS
OF
MUELLER INDUSTRIES, INC.
AND ITS DOMESTIC SUBSIDIARIES

EFFECTIVE DATE:        February 12, 2004

INTRODUCTION

Mueller Industries, Inc. expects that directors, officers and employees will conduct themselves ethically and properly as a matter or course and comply with the guidelines set forth below.

This Code of Business Conduct and Ethics (this “Code”) is prepared, in large part, due to the requirements of the Sarbanes-Oxley Act of 2002 and rules of the New York Stock Exchange. and is applicable to Mueller Industries, Inc. and all direct and indirect U.S. subsidiaries (hereinafter referred to collectively as the “Company”). Directors, officers and employees of foreign subsidiaries are also expected to act properly and consistent with country-specific guidelines developed for such subsidiaries.

This Code exists to provide the Company’s directors, officers, employees, shareholders, suppliers and members of the general public with an official statement as to how the Company conducts itself internally and in the marketplace and certain standards that the Company shall require of its directors, officers and employees.

The Company’s Compliance Officer on the Effective Date of this Code is William H. Hensley and the term “Compliance Officer”, as used in this Code, refers to the Company’s current Compliance Officer and any subsequent person appointed to that office.

PURPOSE

This Code is intended to provide a codification of standards that is reasonably designed to deter wrongdoing and to promote the following:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to an appropriate person or persons identified in this Code for violations of this Code; and

•	Accountability for adherence to this Code.

SCOPE

This Code applies to the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions as well as to all directors, officers and employees of the Company. As used herein, the term “employees” shall be deemed to include each of the foregoing persons unless specifically stated otherwise or unless the context clearly indicates otherwise.

POLICY PROVISIONS

Under this Code, all directors, officers (including the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions) and employees are expected to conduct business for the Company in the full spirit of honest and lawful behavior and shall not cause another director, officer, employee or non-employee to act otherwise, either through inducement or coercion.

I.  Conflicts of Interest and Other Matters

Conflicts of interest may arise when an employee’s position or responsibilities with the Company present an opportunity for personal gain apart from the normal compensation provided through employment. The following guidelines are provided:

A.    Protection and Proper Use of Company Funds and Assets

The assets of the Company are much more than its properties, facilities, equipment, corporate funds and computer systems; they include technologies and concepts, business strategies and plans, as well as information about its business. These assets may not be improperly used and/or used to provide personal benefits for employees. In addition, employees may not provide outside persons with assets of the Company for the employee’s personal gain or in such a manner as to be detrimental to the Company. Employees should protect the Company’s assets and ensure their efficient and proper use. Theft, carelessness and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes.

B.    Confidential Information

As part of an employee’s job, he/she may have access to confidential information about the Company, its employees, agents, contractors, customers, suppliers and competitors. Unless released to the public by management, this information should not be disclosed to fellow employees who did not have a business need to know or to non-employees for any reason, except in accordance with established corporate procedures. Confidential information of this sort includes, but is not limited to, information or data on operations, business strategies and growth, business relationships, processes, systems, procedures and financial information.

C.    Outside Financial Interests Influencing an Employee’s Decisions or Actions

Employees should avoid any outside financial interest that might influence their decisions or actions on matters involving the Company or its businesses or property. Such interests include, among other things: (i) a significant personal or immediate family interest in an enterprise that has significant business relations with the Company; or (ii) an enterprise or contract with a supplier, service-provider or any other company or entity where the employee or a member of the immediate family of the employee is a principal or financial beneficiary other than as an employee. All such interests should be disclosed by the employee to the Company’s Compliance Officer.

D.    Outside Activities Having Negative Impact On Job Performance

Employees should avoid outside employment or activities that would have a negative impact on their job performance with the Company, or which are likely to conflict with their job or their obligations to the Company.

E.    Business Opportunities; Competitive Interests; Corporate Opportunities

No employee may enter into any contract or arrangement, own any interest or be a director, officer or consultant in or for an entity which enters into any contract or arrangement (except for the ownership of non-controlling interests in publicly-traded entities) with the Company for the providing of services to the Company unless and until the material facts as to the relationship or interest and the contract or transaction are fully disclosed to the Company’s Compliance Officer and, if approved by the Company, the Company’s Compliance Officer shall provide written confirmation of the approval of said contract or transaction.

Employees owe a duty to the Company to advance its legitimate interests when the opportunity arises to do so. Employees should refrain from and shall be prohibited from: (i) taking for themselves or for their personal benefit opportunities that could advance the interests of the Company or benefit the Company when such opportunities are discovered through the use of Company property, information or position; (ii) using Company property, information or position for personal gain; or (iii) competing with the Company.

II.   Dealing With Suppliers, Customers And Other Employees

The Company obtains and keeps its business because of the quality of its operations. Conducting business, however, with other employees, suppliers and customers can pose ethical or even legal problems. The following guidelines are intended to help all employees make the appropriate decision in potentially difficult situations.

A.    Bribes and Kickbacks

No employee of the Company may ever accept or pay bribes, kickbacks or other types of unusual payments from or to any organization or individual seeking to do business with, doing business with or competing with the Company.

B.    Gifts

Employees may accept gifts or entertainment of nominal value as part of the normal business process if public knowledge of the employee’s acceptance could cause the Company no conceivable embarrassment. Even a nominal gift and/or entertainment should not be accepted if it might appear to an observer that the gift and/or entertainment would influence the employee’s business decisions. The term “nominal value” applies to the amount of the gift and/or its frequency; i.e., frequent gifts, even if of nominal value, are unacceptable. The term “entertainment” includes, but is not limited to, meals, charitable and sporting events, parties, plays and concerts. If you have any questions about the acceptance of entertainment or gifts, ask the Company’s Compliance Officer for advice.

C.    Travel and Entertainment Expenses

Employees must comply with the Company’s policy on travel and entertainment expenses as set forth in the Company’s Policies and Procedures, as the same may be amended or supplemented from time to time.

D.    Relations with Government Personnel

The Company will not offer, give or reimburse expenses for entertainment or gratuities (including transportation, meals at business meetings or tickets to sporting or other events) to government officials or employees who are prohibited from receiving such by applicable government regulations.

E.    Payments to Agents, Consultants, Distributors, Contractors

Agreements with agents, sales representatives, distributors, contractors and consultants should be in writing and should clearly and accurately set forth the services to be performed, the basis for earning the commission or fee involved and the applicable rate or fee. Payments should be reasonable in amount and not excessive in light of the practice in the trade and commensurate with the value of services rendered.

F.    Fair Dealing

Each employee should endeavor to deal fairly with the Company’s customers, suppliers, competitors and other employees.

III.   Books and Records

False or misleading entries shall not be made in any reports, ledgers, books or records of the Company nor shall any misrepresentation be made regarding the content thereof. No employee may engage in an arrangement that in any way may be interpreted or construed as misstating or otherwise concealing the nature or purpose of any entries in the books and records of the Company. No payment or receipt on behalf of the Company may be approved or made with the intention or understanding that any part of the payment or receipt is to be used for a purpose other than that described in the documents supporting the transaction.

IV.   Competitive Practices

In business, it is inevitable that the Company and its competitors will meet and talk from time to time; this is neither against the law nor to be avoided. What will not be tolerated is collaboration with competitors in violation of the law on such things as pricing, production, marketing, inventories, product development, sales territories and goals, market studies and proprietary or confidential information.

As a vigorous competitor in the marketplace, the Company seeks economic knowledge about its competitors; however, it will not engage in illegal acts to acquire a competitor’s trade secrets, financial data, information about company facilities, technical developments or operations.

V.   Political Activities & Contributions

The Company encourages each of its employees to be good citizens and to participate in the political process. Employees should, however, be aware that: (1) federal law and the statutes of some states in the U.S. prohibit the Company from contributing, directly or indirectly, to political candidates, political parties or party officials; and (2) employees who participate in partisan political activities should ensure that they do not leave the impression that they speak or act for the Company.

VI.   Compliance with Laws, Rules and Regulations

The Company proactively promotes compliance by all employees with applicable laws, rules and regulations of any governmental unit, agency or divisions thereof and the rules and regulations of the New York Stock Exchange and/or any exchange upon which the Company’s stock may be traded. The

Company requires its employees to abide by the provisions of applicable law on trading on inside information and all employees of the Company are directed to refrain from trading in the Company’s stock based on inside information. The Company requires its employees to abide by applicable law and the Company’s procedures with respect to periods of time within which all or some cross-section of the Company’s employees will be prevented from trading in the Company’ stock. The Company requires its employees to abide by applicable law and the Company’s policies with respect to disclosures of material non-public information (Regulation FD).

VII.   Protection of Employees from Reprisal for Whistleblowing (“Whistleblowing Policy”)

A.    Purpose

To encourage employees to report Alleged Wrongful Conduct.

To prohibit supervisory personnel from taking Adverse Personnel Action against a Company employee as a result of the employee’s good faith disclosure of Alleged Wrongful Conduct to a Designated Company Officer or Director or to the Company’s Audit Committee. An employee who discloses and subsequently suffers an adverse Personnel Action as a result is subject to the protection of this Whistleblowing Policy.

B.    Applicability

All employees of the Company who disclose Alleged Wrongful Conduct, as defined in this Whistleblowing Policy, and, who, as a result of the disclosure, are subject to an Adverse Personnel Action.

C.    Whistleblowing Policy

All employees of the Company are encouraged promptly to report Alleged Wrongful Conduct. No Adverse Personnel Action may be taken against a Company employee in Knowing Retaliation for any lawful disclosure of information to a Designated Company Officer or Director or to the Company’s Audit Committee, which information the employee in good faith believes evidences: (i) a violation of any law; (ii) fraudulent or criminal conduct or activities; (iii) questionable accounting or auditing matters or matters; (iv) misappropriation of Company funds; or (v) violations of provisions of this Code (such matters being collectively referred to herein as “Alleged Wrongful Conduct”).

No supervisor, officer, director, department head or any other employee with authority to make or materially influence significant personnel decisions shall take or recommend an Adverse Personnel Action against an employee in Knowing Retaliation for disclosing Alleged Wrongful Conduct to a Designated Company Officer or Director or to the Company’s Audit Committee.

D.    Definitions

In addition to other terms as defined above, the terms set forth on Exhibit A attached hereto shall have the meanings set forth thereon for purposes of this Whistleblowing Policy.

E.    Making A Disclosure

An employee who becomes aware of Alleged Wrongful Conduct is encouraged to make a Disclosure to a Designated Company Officer or Director or to the Company’s Audit Committee as soon as possible.

F.    Legitimate Employment Action

This Whistleblowing Policy may not be used as a defense by an employee against whom an Adverse Personnel Action has been taken for legitimate reasons or cause. It shall not be a violation of this Whistleblowing Policy to take Adverse Personnel Action against an employee whose conduct or performance warrants that action separate and apart from the employee making a disclosure.

G.    Whistleblowing Statutes

An employee’s protection under this Whistleblowing Policy is in addition to any protections such employee may have pursuant to any applicable state or federal law and this Whistleblowing Policy shall not be construed as limiting any of such protections.

VIII.  Audit Committee Procedures – Receipt, Retention and Treatment of Complaints Regarding Accounting, Internal Accounting Controls or Auditing Matters

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the Company’s Audit Committee has established the following procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

A.    Purpose

To promote and encourage Company employees to report complaints, problems or questionable practices relative to accounting, internal accounting controls or auditing matters (collectively referred to herein as “Accounting Concerns”).

B.    Applicability

All employees of the Company.

C.    Procedures

Any Company employee who has, knows of or has reason to know or suspect the existence of any Accounting Concern is encouraged to report such Accounting Concern, promptly and in writing, to the Company’s Compliance Officer and the Audit Committee at the following address:

Compliance Officer

Mueller Industries, Inc.
c/o William H. Hensley
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125

with a copy to:

Chairman of the Audit Committee
Mueller Industries, Inc.
c/o Gary S. Gladstein
888 7th Avenue, 33rd Floor
New York, New York 10106

Submissions by Company employees of Accounting Concerns may be signed by the employee or may be anonymous. Submissions by Company employees of Accounting Concerns should be sufficiently detailed so as to provide the necessary information to the Company’s Audit Committee as to the nature of the Accounting Concerns, the violation or potential violation of any federal or state law or regulation or the nature of any questionable accounting or auditing practice or matter. Company employees are encouraged to include as much factual data as possible in any submissions of Accounting Concerns and Company employees shall not utilize the submission of an Accounting Concern for the sole purpose of harassing another Company employee or officer. Submissions by Company employees of Accounting Concerns shall be copied by the Compliance Officer’s Administrative Assistant and retained in a file entitled “Accounting Concerns Report File” to be kept separate from the files of the Company’s Accounting Department.

The Chairman of the Audit Committee shall review and investigate or cause to be investigated each submission by Company employees of Accounting Concerns that suggests any violation of Company policies, violation of any federal or state laws or regulations or any questionable accounting or auditing practice or matter. The Chairman of the Audit Committee may utilize the services of the Company’s outside legal counsel in any such investigations. In the event the Chairman of the Audit Committee shall determine that any Accounting Concern is of sufficient veracity and significance so as to mandate any action by the Company, the Chairman of the Audit Committee shall report the Accounting Concern to the Audit Committee and, if necessary, to the Company’s Board of Directors with a recommendation as to specific action to be taken. In extreme cases where an Accounting Concern has been reported that involves a violation or potential violation of federal or state laws or regulations and the Chairman of the Audit Committee has determined that such report is accurate or that sufficient evidence exists to create a significant concern as to whether such violation has occurred or will occur, the Chairman of the Audit Committee may report such Accounting Concern to the appropriate government authority.

D.    Protections

Company employees who submit reports of Accounting Concerns shall be entitled to the protection of the Whistleblowing Policy set forth above.

IX.  Public Company Reporting

As a public company, it is important that the Company’s filings with the SEC and other public disclosures of information be complete, fair, accurate and timely. An employee, officer or director of the Company may be called upon to provide necessary information to ensure that the Company’s public reports are complete, fair and accurate. The Company expects each Company employee, officer and director to take this responsibility seriously and to provide prompt, complete, fair and accurate responses to inquiries with respect to the Company’s public disclosure requirements. With respect to the Company’s employees, officers and directors who may be participating in the preparation of reports, information, press releases, forms or other information to be publicly disclosed through filings with the SEC or as mandated by the SEC, such employees, officers and directors are expected to use their diligent efforts to ensure that such reports, press releases, forms or other information are complete, fair, accurate and timely.

X.   Compliance and Discipline

All Company employees are required to comply with this Code. Employees are expected to report violations of this Code and assist the Company, when necessary, in investigating violations. All department heads, managers and supervisors are charged with the responsibility of supervising their employees in accordance with this Code.

Failure to comply with this Code will result in disciplinary action that may include suspension, termination, referral for criminal prosecution and/or reimbursement to the Company for any losses or damages resulting from the violation. The Company reserves the right to terminate any employee immediately for a single violation of this Code.

All employees of the Company may be asked from to time to reaffirm their understanding of and willingness to comply with this Code by signing an appropriate certificate (see Appendix A).

XI.  Adoption, Amendment and Waiver

A.    Adoption and Amendment

This Code has been adopted by the Company’s Board of Directors and may be changed , altered or amended at any time. The interpretation of any matter with respect to this Code by the Board of Directors shall be final and binding.

B.    Waiver

Waivers of the provisions of this Code may be granted or withheld from time to time by the Company in its sole discretion. Waivers are only effective if set forth in writing after full disclosure of the facts and circumstances surrounding the waiver. Waivers for the benefit of directors and executive officers must be approved by the Board of Directors and will be publicly disclosed by the Company. All other waivers may be approved by the Compliance Officer and may be publicly disclosed by the Company.

NO EMPLOYMENT CONTRACT

Nothing contained herein shall be construed as limiting the Company’s right to terminate an employee immediately for any reason. This Code does not provide any guarantees of continued employment, nor does it constitute an employment contract between the Company and any employee.

APPENDIX A

EMPLOYEE STATEMENT

I acknowledge having received a copy of the Company’s Code of Business Conduct and Ethics. I have read it completely and I understand that the Code applies to me. I understand the Code does not constitute an employment contract and I agree to comply fully with each of the provisions of the Code, including such changes to the Code as the Company may announce from time to time. I have reviewed with my department head or the Compliance Officer any matters concerning ownership or other activities which are required to be disclosed to the Company by the Code.

Employee Name _________________________________________________

Employee Signature ______________________________________________

Date __________________________________________________________

EXHIBIT A

DEFINED TERMS — WHISTLEBLOWING POLICY

1.	“Adverse Personnel Action”: an employment-related act or decision or a failure to take appropriate action by a supervisor or higher level authority which affects an employee negatively as follows:

(a)	Termination of employment;

(b)	Demotion;

(c)	Suspension;

(d)	Written reprimand;

(e)	Retaliatory investigation;

(f)	Decision not to promote;

(g)	Receipt of an unwarranted performance rating;

(h)	Withholding of appropriate salary adjustments;

(i)	Elimination of the employees’ position, absent an overall reduction in work force, reorganization, or a decrease in or lack of sufficient funding, monies, or work load; or

(j)	Denial of awards, grants, leaves or benefits for which the employee is then eligible.

2.	“Disclosure”: oral or written report by an employee to a Designated Company Officer or Director or to the Company’s Audit Committee of Alleged Wrongful Conduct.

3.	“Knowing Retaliation”: An Adverse Personnel Action taken by a supervisor or other authority against an employee where such employee’s prior disclosure of Alleged Wrongful Conduct is a direct or indirect reason or basis for the Adverse Personnel Action.

4.	“Designated Company Officer or Director”: The Company’s Compliance Officer, any executive officer of the Company of the level of Senior Vice President or above and any member of the Company’s Board of Directors.

C/O CONTINENTAL STOCK TRANSFER 17 BATTERY PLACE NEW YORK, NY 10004

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting
instructions up until 11:59 P.M. Eastern Time the day
before the cut-off date or meeting date. Have your proxy
card in hand when you call and then follow the
instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mueller Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
MUIND1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MUELLER INDUSTRIES, INC.

1.	Election of Directors
	Nominees:	01) Gennaro J. Fulvio				To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. _____________________________
		02) Gary S. Gladstein	For	Withhold	For All
		03) Terry Hermanson	All	All	Except
04) Robert B. Hodes
05) Harvey L. Karp
		06) William D. O’Hagan	¡	¡	¡

Vote On Proposal						For	Against	Abstain

2.	Approve the appointment of Ernst & Young LLP as independent auditors of the Company.					¡	¡	¡

*Note* Such other business as may properly come before the meeting or any adjournment thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1 AND “FOR” ITEM 2.

Please sign exactly as your name appears to the right. When shares are held jointly, each stockholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, you should so indicate when signing. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

MUELLER INDUSTRIES, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 29, 2004 This Proxy is Solicited on Behalf of the Board of Directors

            The undersigned hereby appoints William H. Hensley and Kent A. McKee, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 29, 2004, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion, upon any other matter that may properly come before said meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.